SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934




Date of Report (Date of earliest event reported)    September 30, 1996

                                 US Servis, Inc.
             (Exact name of registrant as specified in its charter)




Delaware                              0-15352           22-2467332
(State or other                     (Commission      (I.R.S. Employer
  jurisdiction of                   File Number)     Identification No.)
  Incorporation)







                  414 Eagle Rock Avenue, West Orange, N.J.  07052
        (Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code         (201) 731-9252
                                                           --------------




                           (MICRO Healthsystems, Inc.)
         (Former name or former address, if changed since last report.)

Item 5.  Other Events.


         On September 30, 1996, US Servis, Inc., a Delaware corporation (the "Company"), Frontenac VI Limited Partnership, and American Healthcare Fund II Limited Partnership (collectively, the "Purchasers"), executed and consummated the transactions contemplated by a certain Series B Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement"). A copy of the Purchase Agreement and certain exhibits thereto are attached hereto as Exhibits 2, 3 and 4, and are hereby incorporated by reference.

         As contemplated in the Purchase Agreement, the Company, in consideration of $4,000,000 paid to the Company by the Purchasers, issued to the Purchasers in the aggregate 1,000,000 shares of Series B Convertible Preferred Stock of the Company (the "Convertible Shares"). The Convertible Shares are entitled to an 8% annual dividend, compounded quarterly and paid when the Convertible Shares are converted or redeemed. Each Convertible Share is convertible into one share of Common Stock of the Company (subject to certain anti-dilution protection).

         On September 27, 1996, the Company filed an amendment to the Certificate of Designation creating the rights and preferences of the Company's Series A Convertible Preferred Stock (the "Series A Shares"), which amendment terminated the optional redemption rights of holders of such Series A Shares. A copy of the Amendment to the Certificate of Designation relating to the Series A Convertible Preferred Stock is attached hereto as Exhibit 5. In connection with the amendment to the Certificate of Designation, the Company and the holders of the Company's Series A Shares also amended warrants to purchase 118,500 shares of the Company's Common Stock at an exercise price of $0.10 per share presently held by the holders of the Series A Shares to delete certain forfeiture provisions. The deletion of the forfeiture provisions vests these warrants in the holders thereof.


Item 7.  Financial Statements and Exhibits.

         (b)      Financial information

         1. Historical unaudited balance sheet as of August 31, 1996 and historical unaudited statement of operations for the five month period then ended, and pro forma balance sheet as of August 31, 1996 for the five month period then ended, prepared as if the transactions contemplated above had occurred prior thereto.

         (c)      Exhibits

         2. Series B Convertible Preferred Stock Purchase Agreement among US Servis, Inc., and the Purchasers named on Schedule 1 thereto, dated as of September 30, 1996.

         3. Certificate of Designation Relating to the Series B Convertible Preferred Stock With a Par Value of $.01 Per Share of US Servis,Inc.


         4. First  Amendment to  Registration  Rights Agreement among
US Servis, Inc. and the  Purchasers signatory thereto, dated September 30, 1996.

         5. Amendment to Certificate of Designation Relating to the Series A Convertible Preferred Stock With a Par Value of $.01 Per Share of
US Servis, Inc.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   US SERVIS, INC.


                                                   /s/ Graham O. King
                                                   Graham O. King
                                                  Chief Executive Officer

Dated: September 30, 1996

                                                                                                    Exhibit 1
US SERVIS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                                                           August 31,   Pro Forma   August 31,
                                                                              1996     Adjustments     1996
                                                                           ----------  -----------  -----------
                                ASSETS                                     (Historical   (Note2)    (Pro Forma)
 CURRENT ASSETS
         Cash and equivalents                                               4,743,000    3,950,000    8,693,000
         Certificate of deposit                                               300,000                   300,000
         Accounts receivable, less allowance for doubtful accounts
              of $464,000                                                   5,263,000                 5,263,000
         Current maturities of notes receivable                                65,000                    65,000
         Prepaid and refundable income taxes                                   77,000                    77,000
         Inventories, prepaid expenses and other current assets               496,000                   496,000
                                                                           ----------    ---------   ----------
              Total Current Assets                                         10,944,000    3,950,000   14,894,000
                                                                           ----------    ---------   ----------
PROPERTY AND EQUIPMENT                                                      1,348,000                 1,348,000
                                                                           ----------    ---------   ----------
OTHER ASSETS:
         Software technology, less accumulated amortization
              of $365,000                                                     317,000                   317,000
         Goodwill, less accumulated amortization of $364,000                3,581,000                 3,581,000
         Other                                                                250,000                   250,000
                                                                           ----------    ---------   ----------
              Total Other Assets                                            4,148,000                 4,148,000
                                                                           ----------    ---------   ----------
                                                                           16,440,000    3,950,000   20,390,000
                                                                           ==========    =========   ==========
         LIABILITIES, REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
         Accounts payable                                                     412,000                   412,000
         Accrued payroll & benefits                                           800,000                   800,000
         Accrued restructuring charges                                        963,000                   963,000
         Accrued expenses for use of trade name                                14,000                    14,000
         Other accrued expenses                                             1,293,000                 1,293,000
         Current portion of capital lease obligation                          230,000                   230,000
         Deferred income                                                      323,000                   323,000
         Customers' deposits and other current liabilities                    386,000                   386,000
                                                                           ----------    ---------   ----------
                Total Current Liabilities                                   4,421,000                 4,421,000
                                                                           ----------    ---------   ----------
LONG-TERM LIABILITIES:
         Accrued restructuring charges - net of current portion               562,000                   562,000
         Long-term capital lease obligation - net of current portion          150,000                   150,000
                                                                           ----------    ---------   ----------
              Total Long-term Liabilities                                     712,000                   712,000
                                                                           ----------    ---------   ----------
COMMITMENTS AND CONTINGENCIES

REDEEMABLE PREFERRED STOCK:
         Convertible  redeemable  preferred  stock,  par value  $.01 per  share,
         1,500,000 shares authorized, issued and outstanding
         (liquidation preference  $6,439,000 and $0)                        6,332,000   (6,332,000)         -
                                                                           ----------   -----------   ----------
SHAREHOLDERS' EQUITY:
         Convertible preferred stock, par value $.01 per share
           10,0000,000 shares authorized, 2,500,000 issued
          and outstanding  (liquidation preference $0 and $10,439,000)          -        9,843,000    9,843,000
         Common stock $.01 par value; 30,000,000 shares authorized;
           6,312,000 shares issued                                             63,000                    63,000
         Capital in excess of par value                                    14,864,000                14,864,000
         Retained earnings (deficit)                                       (8,528,000)     439,000   (8,089,000)
         Subscription receivable                                             (140,000)                 (140,000)
         Note receivable - related party                                   (1,225,000)               (1,225,000)
                                                                           ----------   ----------   -----------
                                                                            5,034,000   10,282,000   15,316,000
         Less Treasury Stock at cost: 15,700 shares                            59,000                    59,000
                                                                           ----------   ----------   ----------
              Total Shareholders' Equity                                    4,975,000   10,282,000   15,257,000
                                                                           ----------   ----------   ----------
                                                                           16,440,000    3,950,000   20,390,000
                                                                           ==========   ==========   ==========
See accompanying notes to consolidated financial statements.

US SERVIS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)


                                            FIVE MONTHS
                                                ENDED
                                           AUGUST 31, 1996
                                          ----------------
REVENUES:
Service fees                                 $7,813,000
Sales of equipment                              110,000
Software license fees                            60,000
Interest and other                              101,000
                                             ----------
                                              8,084,000
                                             ----------

EXPENSES:
Cost of services                              5,723,000
Cost of equipment sales                          55,000
Research and development                        825,000
Selling, general and administrative           2,927,000
Interest expense                                 52,000
                                             ----------
                                              9,582,000
                                             ----------
LOSS BEFORE INCOME TAXES                     (1,498,000)

BENEFIT FOR FEDERAL AND STATE INCOME TAXES        -

NET LOSS                                    ($1,498,000)
                                            ============

NET LOSS PER COMMON SHARE                        ($0.27)
                                            ============
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                    6,296,000
                                            ============
See accompanying notes to consolidated financial statements.

                        US SERVIS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 AUGUST 31, 1996
                                   (UNAUDITED)



Note 1 The accompanying consolidated financial statements presume that users have read the audited consolidated financial statements for the fiscal year ended March 31, 1996 and the quarter ended June 30, 1996. Accordingly, footnotes which would have substantially duplicated such disclosures have been omitted.

          The  interim   consolidated   financial  statements  reflect  all
          adjustments which are, in the opinion of management, necessary for a fair statement of the results for interim period presented. Such interim adjustments consist solely of normal recurring adjustments. The results of operations for interim period are not necessarily indicative of the results to be expected for a full year.

Note 2 The pro forma balance sheet at August 31, 1996 has been prepared as if:

          (a) 1,000,000 shares of the Series B Convertible Preferred Stock described in Exhibit 7(c)(2) had been issued at $4 per share on August 31, 1996 and the company had paid issue costs of $50,000.

          (b) The holders of Series A Convertible Preferred Stock had agreed to terminate such holders' optional redemption rights with respect to the Series A Shares as of August 31, 1996.

          (c) Accretion equal to accrued dividends to the Series A Convertible Preferred Stock in the amount of $439,000 has been reversed. Such accretion was recorded solely because of the redemption feature that has been eliminated.

                                                                   EXHIBIT 2























                                       SERIES B CONVERTIBLE PREFERRED STOCK
                                                PURCHASE AGREEMENT

                                                      AMONG

                                                  US SERVIS, INC.

                                                        AND

                                     THE PURCHASERS NAMED ON SCHEDULE 1 HERETO


                                          DATED AS OF SEPTEMBER 30, 1996

                                                  US SERVIS, INC.

                                       SERIES B CONVERTIBLE PREFERRED STOCK
                                                PURCHASE AGREEMENT

         THIS SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of September 30, 1996, among US SerVis, Inc., a Delaware corporation (the "Company"), and the purchasers listed on Schedule 1 attached hereto (each, an "Investor" and collectively, the "Investors").

         The parties hereto agree as follows:

         1.       [INTENTIONALLY BLANK]

         2.       PURCHASE AND SALE OF SECURITIES

                  2.1      Authorization and Issuance of Securities.

                  (a) Prior to the Closing, the Company shall have adopted resolutions and filed with the Secretary of State of the State of Delaware the Certificate of Designation Relating to the Series B Convertible Preferred Stock (the "Certificate of Designation") in the form attached hereto as Exhibit A.

                  (b) Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to the Investors, and the Investors agree to purchase from the Company, individually and not jointly, in the aggregate, 1,000,000 shares of Series B Convertible Preferred Stock of the Company (the
"Series B Preferred Stock") for a purchase price of $4.00 per share. Each Investor agrees to purchase the number of shares of Series B Preferred Stock set forth on Schedule 1 hereto.

                  2.2 Closing. The purchase, sale and delivery of the Series B Preferred Stock shall take place at the office of Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois 60601, at 10:00 a.m. local time, on September 30, or at such other time, date or place as the Company and the Investors may mutually agree upon in writing (which time, date and place are designated as the "Closing"). At the Closing, the Company shall deliver to each Investor a certificate representing the number of shares of Series B Preferred Stock to be purchased hereunder as set forth next to such Investor's name in the appropriate column on Schedule 1 hereto. The Series B Preferred Stock shall be delivered against payment of the purchase price therefor by wire transfer payable to the Company to one or more accounts designated by the Company prior to the Closing.

         3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to each Investor that, except as set forth on the Disclosure Schedule delivered to the Investors simultaneously with the execution of this Agreement (the "Disclosure Schedule"):

                  3.1 Organization; Good Standing; Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and, assuming stockholder approval and the filing of the Certificate of Designation, to execute and deliver this Agreement and the Registration Rights Agreement (as defined herein) and to issue and sell the Series B Preferred Stock pursuant to the terms hereof and the Common Stock issuable upon conversion thereof, and to carry out the provisions of this Agreement, the Registration Rights Agreement and the Certificate of Designation. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the condition (financial or other), results of operations or assets or properties of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect").

                  3.2 Authorization. All corporate action on the part of the Company (other than the filing of the Certificate of Designation) necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance), sale and delivery of the Series B Preferred Stock pursuant to the terms hereof and the Common Stock issuable upon conversion thereof has been taken, and this Agreement and the Registration Rights Agreement have been, or at the Closing will have been, duly executed and delivered by the Company and constitute, or at the Closing will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms. Prior to the Closing, the Certificate of Designation will have been filed with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of Delaware ("Delaware Law").

                  3.3 Valid Issuance of Preferred and Common Stock. The Series B Preferred Stock that is being acquired by the Investors hereunder, when issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free and clear of all liens, pledges, security interests, options, rights of first refusal, encumbrances, claims, preemptive rights and other third party rights ("Liens"), other than restrictions on transfer under this Agreement, the Registration Rights Agreement and applicable state and federal securities law.

                  The Common Stock issuable upon conversion of the Series B Preferred Stock will be duly and validly reserved for issuance and, when issued in compliance with the provisions of the Certificate of Designation, will be duly and validly issued, fully paid and nonassessable and will be free and clear of all Liens other than restrictions on transfer under this Agreement, the Registration Rights Agreement and applicable state and federal securities laws.

                  3.4 Governmental Consents. No consents, approval, qualification, order or authorization of, or declaration or filing with, any local, state, or federal governmental authority ("Consents") is required on the part of the Company in connection with the Company's valid execution, delivery or performance of this Agreement, the Registration Rights Agreement (other than Consents required in connection with the Company's performance of its obligations under the Registration Rights Agreement), and the sale, issuance or delivery of the Series B Preferred Stock by the Company pursuant to the terms hereof or the Common Stock issuable upon conversion thereof, except (i) the filing of the Certificate of Designation with the Secretary of

State of the State of Delaware, (ii) such Consents as will have been made or obtained prior to the Closing, except that any notices required to be filed with the Securities and Exchange Commission (the "Commission") under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), or such postclosing filings as may be required under applicable state securities laws and (iii) other Consents, the failure which to obtain or make would not result in a Material Adverse Effect.

                  3.5 Capitalization and Voting Rights. The authorized capital stock of the Company will consist immediately prior to the Closing of:

                     (i) Preferred Stock. 10,000,000 shares of Preferred Stock, of which (i) 1,500,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share, are issued and outstanding, and (ii) 1,000,000 shares shall be the Series B Convertible Preferred Stock, par value $0.01 per share. No shares of the Series B Preferred Stock will be issued and outstanding immediately prior to the Closing.

                   (ii) Common Stock. 30,000,000 shares of Common Stock, of which 6,296,137 shares are issued and outstanding as of the date hereof.

                  (iii) Except for (x) currently outstanding options to purchase 2,319,500 shares of Common Stock pursuant to the Company Option Plans (as defined below), and (y) warrants to purchase 588,000 shares (the "Outstanding Warrants") of the Company's Common Stock issued to the holders of the Company's Series A Convertible Preferred Stock, par value $.01 (the "Series A Preferred Stock") there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements for the purchase or acquisition from the Company of any shares of its capital stock. In addition to the aforementioned options, the Company has reserved an additional
(w) 737,500 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Company Option Plans, (x) 1,500,000 shares of Common Stock for issuance upon conversion of the Series A Preferred Stock, (y) 1,500,000 shares of Common Stock for issuance upon conversion of the Series B Preferred Stock, and (z) 588,000 shares of Common Stock for issuance upon exercise of the Outstanding Warrants. To the Company's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company. "Company Option Plans" shall mean, collectively,
(x) the MICRO Healthsystems, Inc. 1993 Stock Option Plan, as amended, (y) the 1994 Non-Employee Director Stock Option Plan, as amended, and (z) such other plans and agreements pursuant to which the Company has heretofore granted options or other rights to purchase capital stock of the Company.

                  3.6 Subsidiaries. The Disclosure Schedule contains a list of each person in which the Company, directly or indirectly, owns a majority of the Securities having ordinary voting power for the election of directors (the "Subsidiaries"). Each of the Subsidiaries is duly organized and existing under the laws of the jurisdiction in which it is incorporated or organized and is in good standing under such laws. Each Subsidiary is duly qualified to transact business and is in good standing in every jurisdiction (domestic or foreign) in which the nature of the respective business conducted or property owned by it makes such a qualification necessary and where the failure to so qualify would result in a Material Adverse Effect. All of the outstanding shares of the capital stock of each of the Subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable, and are owned by the Company, free and clear of any Liens other than Liens securing existing bank debt (disclosed on the Disclosure Schedule). There are not outstanding any options, warrants, rights (including conversion or preemptive rights and rights of first refusal) or agreements for the purchase or acquisition from any Subsidiary of any shares of its capital stock. None of the Subsidiaries is a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons, that affect or relates to the voting or giving of written consents with respect to any security or the voting by a director of any of the Subsidiaries.

                  3.7 Contracts and Other Commitments. All contracts, agreements, indentures and instruments which are in effect as of the date of this Agreement and are required to be disclosed under Regulation S-K or in the Company's Annual Report on Form 10-K as of the date hereof (the "Material Contracts") are set forth on the Disclosure Schedule. Neither the Company nor any of the Subsidiaries is in default under any Material Contract other than defaults which, individually or in the aggregate, do not result in a Material Adverse Effect.

                  3.8 Registration Rights. Except as provided in the Registration Rights Agreement (as defined herein), the Company is not obligated to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

                  3.9 Permits. The Company and the Subsidiaries have all franchises, permits, licenses, and any similar authority necessary for the conduct of their respective businesses as now being conducted by each of them, the lack of which could, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is in default of or in violation in any material respect of any of such franchises, permits, licenses or other similar authority, except for defaults or violations which would not result in a Material Adverse Effect.

                  3.10  Compliance With Other  Instruments.  Neither the Company
nor any of the Subsidiaries is in violation or default (i) of any provision of its Certificate of Incorporation or Bylaws or (ii) to the knowledge of the Company, of any judgment, order, writ, decree, statute, rule, or regulation applicable to the Company or the Subsidiaries. Neither the execution, delivery or performance of this Agreement and the Registration Rights Agreement, nor the execution and filing of the Certificate of Designation, nor the issuance of the Series B Preferred Stock hereunder, nor fulfillment of nor compliance with the terms and provisions hereof or thereof, nor the payment of dividends on the Series B Preferred Stock as contemplated by the Certificate of Designation out of funds legally available therefor will conflict with or result in a breach of the terms, conditions or provisions of, or give rise to a right of termination under, or constitute a default under, or result in any violation of, the Certificate of Incorporation or Bylaws of the Company or any of the Subsidiaries, or any mortgage, agreement, instrument, order, judgment, decree, statute, rule or regulation to which the Company or any of the Subsidiaries or any of their respective property is subject, other than conflicts, breaches, defaults, terminations or violations which, individually or in the aggregate, do not result in a Material Adverse Effect or materially adversely affect the ability of the Company to perform its obligations under this Agreement, the Registration Rights Agreement or the Certificate of Designation.

                  3.11 Litigation. There is no action, suit, proceeding, or investigation pending or, to the Company's knowledge, currently threatened against the Company, or any of the Subsidiaries or any of their respective properties or assets, that questions the validity of this Agreement or the Registration Rights Agreement or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that is reasonably expected to result, either individually or in the aggregate, in a Material Adverse Effect, or in any material change in the current equity ownership of the Company or the Subsidiaries. Neither the Company nor any of the Subsidiaries is a party to, or to the Company's knowledge, named in any order, writ, injunction, judgment, or decree of any court, government agency, or instrumentality.

                  3.12     Financial Statements.

                  (a) The Company has delivered to each Investor its audited financial statements, including the consolidated balance sheets, as of June 30, 1996 and the related consolidated statements of operations, statements of stockholders' deficit and statements of cash flows for the fiscal years then most recently ended, and the related notes thereto (such audited financial statements are referred to as the "Financial Statements").

                  (b) The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements fairly present the financial condition, operating results and cash flows of the periods, indicated therein.

                  3.13     Changes.

                  Since June 30, 1996, there has not been:

                  (a) any change in the assets, liabilities, financial condition, or operating results of the Company from that reflected in the Financial Statements, except changes that have not resulted in, in the aggregate, a Material Adverse Effect;

                  (b) any damage, destruction or loss, whether or not covered by insurance, that has resulted in a Material Adverse Effect;

                  (c) any waiver or compromise by the Company or any of the Subsidiaries of a valuable right or of a material debt owed to it;

                  (d) any satisfaction or discharge of any Lien or payment of any material obligation by the Company or any of the Subsidiaries, except in the ordinary course of business;

                  (e)      any material adverse change to a Material Contract;

                  (f) any material change in any compensation arrangement or agreement with any executive officer or director of the Company or any of the Subsidiaries;

                  (g)  any  sale,  assignment,   or  transfer  of  any  patents,
trademarks, copyrights, trade secrets, or other intangible assets, except for licenses granted in the ordinary course of business;

                  (h) any resignation or termination of employment of any officer or key employee of the Company or any of the Subsidiaries;

                  (i) any receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company or any of the Subsidiaries;

                  (j) any mortgage, pledge, transfer of a security interest in, or Lien, created by the Company or any of the Subsidiaries, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                  (k) any loans or guarantees made by the Company or any of its Subsidiaries to or for the benefit of its officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business or loans and advances of less than $25,000 to any such person;

                  (l) any declaration, setting aside, or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

                  (m) to the best of the Company's knowledge, any other event or condition of any character that, individually or in the aggregate, might reasonably be expected to result in a Material Adverse Effect; or

                  (n) any agreement or commitment by the Company or any of the Subsidiaries to do any of the things described in this Section 3.13.

                  3.14 Holdings Company Act and Investment Company Act Status. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  3.15 Taxes. The Company and the Subsidiaries have filed all required Tax returns and reports which are material and have paid, or adequately provided for the payment of, all Taxes, assessments and other governmental charges imposed upon them or upon any of their respective assets, income or franchises, except where the failure to file or pay would not result in a Material Adverse Effect. "Taxes" include all federal, state, local, foreign and provincial income, capital gains, property transfer, payroll, withholding, excise, sales, use, use and occupancy, mercantile, real estate, personal property, value added, capital stock, franchise or other taxes, assessments or charges and estimated taxes relating thereto.

                  3.16 Disclosure. Neither this Agreement nor the Disclosure Schedule or exhibits hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading, when taken as a whole. There is no fact peculiar to the Company or any of the Subsidiaries of which the Company is aware which the Company has not disclosed to the Investors in writing which would result, or has resulted in, a Material Adverse Effect or, so far as the Company can now reasonably foresee, will materially adversely affect the ability of the Company to perform this Agreement, the Registration Rights Agreement or its obligations in respect of the Series B Preferred Stock.

                  3.17     ERISA.

                  (a) The Disclosure Schedule sets forth a true, correct, and complete list of all Company Plans. The Company and the Subsidiaries have, with respect to each Company Plan, delivered to the Investors true and complete copies of (i) all Plan documents and agreements; (i) the most recent summary Plan description for each Plan and material employee communications; (iii) the most recent annual report (including all Schedules thereto, if any); and (iv) if the Plan is intended to qualify under Section 401(a) or 403(a) of the Code, the most recent determination letter received from the Internal Revenue Service or opinion letter received from the sponsor of a prototype plan.

                  (b) With respect to each Plan, neither the Company nor any of the Subsidiaries has direct or indirect, actual or contingent, liability which would result in a Material Adverse Effect, other than to make payments for contributions, premiums or benefits or other expenses related to such Plans when due in the ordinary course, all of which payments that are due have been made and no Plan is a "defined benefit plan" (as defined in Section 3(35) of ERISA). No assets of the Company or any of the Subsidiaries are subject to any lien under Sections 302(f), 306(a), 307(a), 412 or 4068 of ERISA or Sections 401(a)(29) or 312(n) of the Code.

                  (c) With respect to each Company Plan: (i) each such Plan conforms to, and its administration is in compliance with, all applicable laws and regulations, except where the failure to conform or comply would not result in a Material Adverse Effect; (ii) the form of each such Plan intended to qualify under Sections 401(a) or 403(a) of the Code so qualifies except for the adoption of amendments for which the remedial amendment period under Section 401(b) of the Code has not yet expired; (iii) no such Plan is subject to Section 302 of ERISA or Section 412 of the Code; (iv) no such Plan is subject to Title IV of ERISA; (v) there are no actions, suits or claims pending or, to the knowledge of the Company, threatened (other than routine claims for benefits) which would result in a Material Adverse Effect; and (vi) each such Plan that is a group health plan has been operated in compliance with Section 4980B of the Code at all times, except to the extent that non-compliance would not result in a Material Adverse Effect.

                  (d) Except as specified on the Disclosure Schedule, there are no Retiree Welfare Plans for former or current employees of the Company or any of the Subsidiaries that are not fairly reflected by reserves shown in the Financial Statements (to the extent such reserves are required in accordance with generally accepted accounting principles). The consummation of the transactions contemplated by this Agreement (without any further action) will not (i) entitle any current or former employee, officer, director or agent of or consultant to the Company or any of the Subsidiaries to severance pay, unemployment compensation or any similar payment, (ii) accelerate the time of payment or vesting of or increase the amount of compensation due to any current or former employee, officer, director or agent of or consultant to the Company or any of the Subsidiaries, or (iii) constitute a "prohibited transaction" (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code).

                  (e)  No  Company  Plan  is a  "multiple  employer  plan"  or a
"multiemployer plan" within the meaning of ERISA or the Code; and neither the Company nor any of the Subsidiaries has direct or indirect, actual or contingent, liability with respect to any partial or complete withdrawal (as such terms are defined in Sections 4203 and 4205 of ERISA) from any multiemployer plan which would result in a Material Adverse Effect.

                  (f)      As these terms are used in this Section:

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company Plan" means any Plan maintained by or contributed to by the Company or any Subsidiary that provides benefits with respect to employees or former employees of the Company or any of the Subsidiaries.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Plan" means any "employee benefit plan" within the meaning of
Section 3(3) of ERISA, including but not limited to any pension, retirement, profit sharing, stock bonus incentive, stock option, restricted stock or other equity based compensation plan, other plan of deferred compensation, medical, dental or other health benefit plan, life insurance, disability insurance or accident insurance plan, severance plan, policy, program or arrangement with respect to which the Company or any of the Subsidiaries has any direct or indirect, fixed or contingent, liability.

                  "Welfare Plan" means any Plan maintained by or contributed to by the Company or a Subsidiary that is a welfare plan within the meaning of
Section 3(1) of ERISA and provides benefits with respect to employees or former employees of the Company or any of the Subsidiaries.

                  "Retiree Welfare Plan" means any Welfare Plan that provides medical, dental or health benefits with respect to employees or former employees of the Company or any of the Subsidiaries beyond the thirtieth day following their retirement or other termination of service (other than coverage mandated under Section 4980B of the Code).

                  3.18 Environmental Matters. Neither the Company nor any of the Subsidiaries has disposed of or arranged for the disposal of any hazardous substances, other than in conformity with applicable laws and regulations, at any facility, location or site owned or leased by the Company or any of the Subsidiaries except to the extent that such disposal does not, individually or in the aggregate, result in a Material Adverse Effect and, to the best of the Company's knowledge, neither the Company nor any of the Subsidiaries has been designated a potentially liable party for remedial action or response costs in connection with such facility, location or site under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Federal Resource Conservation and Recovery Act, as amended, the Toxic Control Substance Act, the Clean Water Act, the Clean Air Act or comparable state statutes, except to the extent that any such designation does not result in a Material Adverse Effect. To the best of the Company's knowledge, except for such use or storage of hazardous substances as is incidental to the conduct of the Company's or any of the Subsidiaries' operations, which use and storage is or has been in conformity with applicable laws and regulations, except where the failure to conform wold not result in a Material Adverse Effect, no property or asset owned or leased by the Company or any of the Subsidiaries has been used for the storage, treatment, generation, processing, production or disposal of any hazardous substances or as a landfill or other waste disposal site in violation of applicable environmental laws, except to the extent that such uses or storage do not, individually or in the aggregate, result in a Material Adverse Effect. To the best of the Company's knowledge, underground storage tanks are not and have not been located on or under any property or assets owned or leased by the Company or any of the Subsidiaries, except to the extent that such storage tanks do not, individually or in the aggregate, result in a Material Adverse Effect. For the purpose of this Section, "hazardous substances" shall mean those substances defined or listed by the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Federal Resource Conservation and Recovery Act, the Clean Air Act and regulations thereunder.

                  3.19 Offering of the Shares. To the knowledge of the Company, neither the Company nor any person acting on its behalf has offered the Series B Preferred Stock or any similar securities of the Company for sale or exchange to, solicited any offers to buy such securities of the Company from or otherwise approached or negotiated with respect to such securities of the Company with, any person other than the Investors and a limited number of other Persons that it believed were "accredited investors" (as defined in Rule 501(a) under the Securities Act). Based in part on the accuracy of the representations and warranties of the Investors contained herein, neither the Company nor any person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Series B Preferred Stock under the Securities Act and the rules and regulations of the Commission thereunder) which might subject the offering, issuance or exchange of the Series B Preferred Stock to the registration requirements of
Section 5 of the Securities Act. The Company will offer and exchange the Series B Preferred Stock in compliance with all applicable state securities laws and will make all necessary filings and qualifications required by such laws. "Person" shall mean an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company or any other entity or organization, including a governmental or political subdivision or any agency or instrumentality thereof.

                  3.20     Intellectual Property.

                  (a) The Disclosure Schedule contains a listing of all software and databases that are material to the conduct of the business of the Company and the Subsidiaries, taken as a whole, in which the Company or any of the
Subsidiaries: (i) holds any ownership interest ("Owned Software"); or (ii) holds written license to use (with said license agreement being also identified), but excluding PC based software that is available pursuant to "shrink wrap" agreements ("Third Party Software", Owned Software and Third Party Software being referred to collectively as "Software"). To the knowledge of the Company, the Company and the Subsidiaries do not use any software or databases that are material to the business of the

Company and the Subsidiaries, taken as a whole, for which the user has neither ownership rights nor a valid license.

                  (b) To the knowledge of the Company, the Company or one of the Subsidiaries possesses legal rights in the Software that are sufficient to conduct the business of the Company and the Subsidiaries as the same is presently conducted.

                  (c) To the knowledge of the Company, there are no outstanding options, licenses or agreements of any kind relating to the Software to which the Company or the Subsidiaries is a party which, with respect to the Company's or such Subsidiaries' ability to use the Software, would result in a Material Adverse Effect.

                  3.21 Labor Relations. There is no pending or, to the Company's knowledge, threatened strike, picketing, work stoppage or work slowdown involving employees of the Company or any of the Subsidiaries. No union is certified by the National Labor Relations Board as collective bargaining agent for employees of the Company or any of the Subsidiaries. No written demand is pending for recognition of such employees, no election for certification is pending, and, to the Company's knowledge, no such demand is scheduled.

         4.       REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

                  Each Investor hereby represents and warrants that:

                  4.1 Authorization. The Investor has full power and authority to enter into this Agreement and perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Investor have been duly approved by all necessary proceedings on the part of the Investor. This Agreement has been duly executed and delivered by the Investor. This Agreement constitutes a valid and legally binding obligation of such Investor, enforceable in accordance with its terms.

                  4.2 Governmental Consents. No Consent is required on the part of the Investor in connection with the execution and delivery of this Agreement or the performance by the Investor of the transactions contemplated hereby, except for filings after the Closing under Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

                  4.3 Acquire Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by its execution of this Agreement it hereby confirms, that the Series B Preferred Stock to be acquired by the Investor will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same; provided, however, Frontenac VI Limited Partnership ("Frontenac") may sell or transfer up to 125,000 shares of Series B Preferred Stock purchased hereunder to Volpe, Welty & Company or its affiliates (collectively, "Volpe, Welty") no later than October 8, 1996. By executing this Agreement, the Investor further represents that, it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Series B Preferred Stock or the

Common Stock issuable upon conversion of the Series B Preferred Stock (other than as referenced in this Section 4.3).

                  4.4 Reliance Upon Investor's Representations. The Investor understands that the Series B Preferred Stock is not, and any Common Stock acquired upon conversion thereof at the time of issuance may not be, registered under the Securities Act on the ground that the acquisition provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the Investor's representations set forth herein.

                  4.5 Sophisticated Investor. The Investor is an "accredited investor" as defined in Rule 501(a) under the Securities Act. The Investor is a sophisticated purchaser with respect to the Series B Preferred Stock, has been given the opportunity to access the records of the Company and its Subsidiaries and has made its own independent analysis and investigation into the business, operations, financial condition and general creditworthiness of the Company and the Subsidiaries and has made its own independent decision to acquire the Series B Preferred Stock pursuant to the terms and conditions set forth in this Agreement, except that the Investor has relied upon the representations, warranties and covenants of the Company contained in this Agreement.

                  4.6 Restricted Securities. The Investor understands that the Series B Preferred Stock may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Series B Preferred Stock or an available exemption from registration under the Securities Act, the Series B Preferred Stock must be held indefinitely. In particular, the Investor is aware that the Series B Preferred Stock may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of such Rule 144 are met.

                  4.7 Legend. Each certificate or other document evidencing any of the Series B Preferred Stock being acquired hereunder shall be endorsed with the legend set forth below, and the Investor covenants that, except to the extent such restrictions are waived by the Company, the Investor shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate:

                  "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SHARES UNDER SUCH ACT OR LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF
                  COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

         5.       COVENANTS OF THE COMPANY

                  5.1 Financial Statements and Other Reports. The Company agrees that it will deliver to each holder of at least 100,000 shares of Series B Preferred Stock:

                   (i) promptly upon transmission thereof and in any event, not later than the expiration of the applicable filing period pursuant to the Securities Act and the Exchange Act, copies of all such financial statements, proxy statements, notices and reports as the Company shall send to its stockholders and copies of all such registration statements, other than registration statements relating to employee benefit or dividend reinvestment plans, and all such regular and periodic reports as it shall file with the Commission;

                  (ii) promptly upon production thereof and in any event, no later than sixty (60) days after the beginning of each fiscal year, an operating plan (adopted by the Board of Directors of the Company) for such fiscal year prepared for each month, including projected cash flow and capital expenditure budgets for each month supported by a narrative describing the assumptions upon which the plan is based; and

                  (iii) such other financial information as shall be reasonably requested by a holder of the Series B Preferred Stock promptly after such holder provides a written request with respect thereto to the Company.

                  5.2 Inspection of Property. As long as any Investor or any of such Investor's Affiliates shall hold at least 100,000 shares of the Series B Preferred Stock, the Company will permit representatives of any such Investor to visit and inspect, at such Investor's expense, any of the properties of the Company and its Subsidiaries, to examine the corporate books and make copies or extracts therefrom and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the principal officers of the Company, all at such reasonable times and as often as such Investor may reasonably request. Such Investor agrees not to disclose to any Person any information or data obtained by it pursuant to Section 5.1 or this Section 5.2 until such information or data otherwise becomes publicly available or except pursuant to a valid subpoena, judicial process or its equivalent or as otherwise required by applicable law; provided, however, such Investor shall have used its best efforts to give the company advance notice of such subpoena or judicial process so that the Company may seek an appropriate protective order. Such Investor will take appropriate measures to limit the communication of material non-public information concerning the Company and the Subsidiaries to those of its agents, employees, partners and representatives who have a genuine and bona fide need to know the same. Such Investor will advise its agents, employees, partners and representatives who do receive such information of the obligation of such Investor hereunder and of the obligations imposed under the federal and state securities laws. "Affiliate" shall have the meaning set forth under Rule 12b-2 of the Exchange Act.

                  5.3 Lost, Stolen, Destroyed or Mutilated Stock Certificates. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing the Series B Preferred Stock, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate of like tenor for a number of shares of the Series B Preferred Stock, equal to the number of shares of such stock represented by the certificate lost, stolen, destroyed or mutilated.

                  5.4 No Superior Preferred. As long as not less than 200,000 shares of the Series B Preferred Stock remain outstanding, the Company shall not
(a) alter or change the rights, preferences or privileges of the Series B Preferred Stock, or (b) issue any preferred or common stock superior or pari passu to the Series B Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, without the written consent of holders of not less than a majority of the shares of Series B Preferred Stock then outstanding.

                  5.5 Reporting Requirements. As long as the Company is subject to the periodic reporting requirements of the Exchange Act, the Company will file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder.

                  5.6 Affiliate Transactions. As long as not less than 200,000 shares of the Series B Preferred Stock remain outstanding, the Company will not enter into, without the consent of the Company's Board of Directors, any material transaction, arrangement or agreement with any Affiliate (including, without limitation, any officer or director of any Affiliate) involving, directly or indirectly, the payment of money or transfer of property to such Affiliate or officer or director of such Affiliate, having an aggregate value in excess of $250,000, except for (i) such transactions, arrangements or agreements which the Preferred Director (as defined in the Certificate of Designation relating to the Series A Convertible Preferred Stock) has consented to in writing or (ii) customary employment arrangements and benefit programs on reasonable terms no less favorable to the Company or any Subsidiary than would be obtained by the Company or any Subsidiary in a comparable arm's-length transaction with a Person who is not an Affiliate of the Company or any Subsidiary.

                  5.7 Acquisition of Assets; Investments. As long as not less than 200,000 shares of the Series B Preferred Stock remain outstanding, the Company shall not, other than in the ordinary course of business, purchase or acquire a business of another Person (by means of acquisition of the assets or shares of capital stock of any Person) for consideration in excess of $1,000,000, unless such purchase or acquisition has been approved by a majority of the Board of Directors of the Company.

                  5.8 Additional Rights and Limitations of Series B Preferred Stock.

                  (a) So long as at least 200,000 shares of the Series B Preferred Stock are outstanding, the holders of Series B Preferred Stock shall be entitled to the preemptive right to subscribe for and purchase their respective pro rata portion of any issuance of Common Stock of the Company. The preemptive right granted under this section shall not apply to the issuance of Excluded Stock (as defined in the Certificate of Designation), issuances or deemed issuances of Common Stock pursuant to an underwritten registered offering or issuances or deemed issuances of Common Stock in connection with the acquisition of the assets or securities of any Person.

                  (b) If an issuance of Common Stock gives rise to a preemptive right under this Section 5.8, the Company shall give all holders of Series B Preferred Stock written notice of such issuance within thirty (30) days prior to such issuance, which notice shall set forth the price and terms of such issuance. A holder of Series B Preferred Stock may exercise the preemptive right granted in this Section 5.8 only by giving written notice of exercise to the Company within fifteen (15) days following the receipt of the Company's notice to the holder. The holder's notice of exercise shall specify the number of shares of Common Stock being purchased by such holder and shall be accompanied by a cashier's check or certified check in the full amount of the price for the shares being purchased.

                  (c) In determining a holder's pro rata portion of any issuance of Common Stock for purpose of this Section 5.8, it shall be assumed that all outstanding options or rights to purchase Common Stock have been exercised and that all securities exchangeable for or convertible into Common Stock have been so exchanged or converted. The rights contained in this Section 5.8 may be waived or amended in accordance with the provisions of Section 9.9 hereof.

                  5.9 Transfer by Frontenac. No later than three (3) business days following consummation of the sale or transfer by Frontenac to Volpe, Welty of not more than 125,000 shares of Series B Preferred Stock, the Company shall cause to be prepared and delivered to Volpe, Welty a certificate representing such number of shares sold or transferred as instructed by Frontenac.


         6.       CONDITIONS OF INVESTORS' OBLIGATIONS AT CLOSING

                  The obligations of each Investor under Section 2.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall only be effective against such Investor if it consents in writing thereto:

                  6.1 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body that are required to be obtained prior to the Closing in connection with the lawful issuance and sale of the Series B Preferred Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

                  6.2 Opinion of Company Counsel. The Investors shall have received from Hopkins & Sutter, special counsel for the Company, an opinion, dated the date of the Closing, in the form attached hereto as Exhibit C.

                  6.3 Registration Rights Agreement. The Company shall have executed and delivered to the Investors that certain Registration Rights Agreement dated as of the date hereof (as amended, the "Registration Rights Agreement") attached hereto as Exhibit B, setting forth, among other things, certain rights, privileges and obligations of the Company and the Investors with respect to the Series B Preferred Stock.

                  6.4 Amendment of Series A Certificate of Designation. That certain First Amendment to the Certificate of Designation establishing the terms and preferences of the Company's Series A Convertible Preferred Stock (in the form attached hereto as Exhibit D), shall have been accepted for filing by the Secretary of State of Delaware.

         7.       CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING

                  The obligations of the Company to the Investors under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

                  7.1 Certificate of Designation. The Certificate of Designation shall have been accepted for filing by the Secretary of State of Delaware.

                  7.2 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required to be obtained prior to the Closing in connection with the lawful issuance and sale of the Series B Preferred Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

                  7.3 Amendment of Series A Certificate of Designation. That certain First Amendment to the Certificate of Designation establishing the terms and preferences of the Company's Series A Convertible Preferred Stock (in the form attached hereto as Exhibit D), shall have been accepted for filing by the Secretary of State of Delaware.


         8.       INDEMNIFICATION

                  8.1      Indemnification by the Company.

                  (a) The Company hereby agrees to indemnify and hold harmless each Investor (including its partners and employees) and its Affiliates against any and all losses, damages, liabilities, claims, demands, judgments, settlements, costs and expenses of any nature whatsoever (including reasonable attorneys' fees) (collectively, "Losses") (i) resulting from or arising out of the inaccuracy of any representation or warranty or the breach or non-performance of any covenant or agreement of the Company contained in this Agreement, or (ii) in connection with any threatened or pending litigation involving such Investor with respect to the transaction contemplated by this Agreement, unless such Losses arise principally out of the gross negligence, malfeasance, or bad faith of such Investor.

                  (b) If any action, proceeding or claim shall be brought or asserted against any Investor (including its employees) or its Affiliates (each, a "Investor Indemnified Party") by any third party, which action, proceeding or claim, if determined adversely to the interest of the Investor Indemnified
Party, would entitle the Investor Indemnified Party to indemnity pursuant to this Section 8.1, the Investor Indemnified Party shall promptly but in no event later than fifteen (15) days from the date that such action, proceeding or claim was commenced, notify the Company of the same in writing specifying in detail the basis of such claim and the facts pertaining thereto, and the Company shall be entitled to assume the defense thereof and have the sole control of the defense and settlement thereof, including the employment of counsel and the payment of all expenses; provided, however, that the Investor Indemnified Party shall have the right to employ counsel separate from counsel employed by the Company in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be at the expense of the Investor Indemnified Party unless
(i) (1) the employment thereof has been specifically authorized by the Company in writing or (2) the use of counsel chosen by the Company to represent the Investor Indemnified Party would present such counsel with a conflict of interest or (ii) the Company has failed to assume the defense and to employ counsel. The Company shall not be liable for any settlement of any such action or proceeding effected without the written consent of the Company (unless such consent is unreasonably withheld by the Company), but if settled with the written consent of the Company, or if there shall be a final judgment for plaintiff in any such action, the Company agrees to indemnify and hold harmless the Investor Indemnified Party from and against any and all Losses by reason of such settlement or judgment. Notwithstanding the foregoing, without the written consent of the Investor Indemnified Party, the Company shall not be entitled to settle any nonmonetary claim involving the business, operations or assets of the Investor Indemnified Party if such settlement would impose on it any obligation which cannot be satisfied by the payment of money.

                  8.2  Contribution.  If the  indemnification  provided  in this
Section 8 were to be unavailable to the parties hereto for any reason, the Company and the Investors will contribute to the Losses in the proportion that the Company's interest bears to each Investor's interest (on a pro rata basis) in the matters contemplated by this Agreement.

         9.       MISCELLANEOUS

                  9.1 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Matters disclosed in any paragraph of the Disclosure Schedule shall be deemed to be disclosed with respect to all paragraphs of the Disclosure Schedule. The Company's Form 10-K filed June 29, 1996 (and delivered to the Investors prior to the date hereof), the exhibits thereto, including all information and exhibits incorporated therein shall be deemed incorporated in the Disclosure Schedule.

                  9.2 Expiration of Warranties. The warranties and representations of the Company and the Investor contained in or made pursuant to this Agreement shall in no way be affected by an investigation of the subject matter thereof made by or on behalf of the Company or the Investor and shall survive the Closing. Notwithstanding the foregoing, the representations and warranties contained in Sections 3.7, 3.9, 3.11, 3.12, 3.13 3.14, 3.15, 3.16,
3.17, 3.18, 3.19, 3.20 and 3.21 shall survive only until March 31, 1998.

                  9.3 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reasons of this Agreement, except as expressly provided in this Agreement.

                  9.4 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF
ILLINOIS WITHOUT REFERENCE TO THE PRINCIPLES OF THE CONFLICTS OF
LAWS THEREOF.

                  9.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  9.6 Titles and Subtitles. The title and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  9.7 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified by hand or professional courier service, upon confirmation of telex or telecopy, five (5) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid or upon the next day following deposit with a nationally recognized overnight air courier, addressed as follows:

                  (a)      if to an Investor, to its address set forth on
                           Schedule 1 hereto.

                  (b)      If to the Company, to:

                           US SerVis, Inc.
                           414 Eagle Rock Avenue
                           West Orange, NJ  07052
                           Attention: Graham O. King
                           Facsimile: 201-731-1295

                           With a copy to:

                           Stanford Goldblatt, Esq.
                           Hopkins & Sutter
                           Three First National Plaza
                           Chicago, IL  60602
                           Facsimile: 312-558-4276

Any party may by notice given in accordance with this Section 9.7 to the other party to this Agreement designate another address or person for receipt of notice hereunder.

                  9.8 Finder's Fees. Each party represents that it neither is nor will it be obligated for any finder's fee or commission in connection with this transaction.

                  9.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors holding, or prior to the Closing obligated to purchase, a majority of the Series B Preferred Stock.

                  9.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  9.11 Expenses. Irrespective of whether the Closing is effected, the Company shall pay all reasonable fees, costs and expenses (including, without limitation, the reasonable legal fees, costs and expenses of special legal counsel to Frontenac VI Limited Partnership.

                  9.12 Termination. This Agreement and all rights and obligations of the parties hereto may be terminated at any time on or after October 1, 1996 (so long as the Closing has not occurred) by the written consent of the Company or the Investors obligated to purchase, in the aggregate, a majority of the Series B Preferred Stock pursuant hereto.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                           US SERVIS, INC.

                                                   /s/ Graham O. King

                                           By:  _____________________________
                                                Name:  Graham O. King
                                                Title: Chief Executive Officer



                                            FRONTENAC VI LIMITED PARTNERSHIP

                                            By:   Frontenac Company
                                                  Its:    General Partner

                                                  /s/ James E. Cowie
                                            By:  _____________________________
                                                 Name:  James E. Cowie
                                                 Its:  General Partner



                                             AMERICAN HEALTHCARE FUND II
                                                  LIMITED PARTNERSHIP

                                          By:   Capital Health Venture Partners
                                                Its:    General Partner


                                           By:  ______________________________
                                           Name: ____________________________
                                           Its:  ______________________________

                                                    SCHEDULE 1



                    Investor                       Shares of
                Name and Address                   Series B
                                                   Preferred
                                                   Stock

Frontenac VI Limited Partnership                   875,000
c/o Frontenac Company
135 South LaSalle Street
Suite 3800
Chicago, IL 60603
Attention: James E. Cowie
Facsimile: (312) 368-9520
Phone: (312) 368-0044



Capital Health Venture Partners                    125,000
4 Village Common Court
Amherst, New Hampshire 03031
Attention: Frederick R. Blume
Facsimile: (603) 672-6253
Phone: (603) 672-3539

                                                                    EXHIBIT 3

                                US SERVIS, INC.

                     CERTIFICATE OF DESIGNATION RELATING
           TO THE SERIES B CONVERTIBLE PREFERRED STOCK WITH A PAR VALUE
                     OF $.01 PER SHARE OF US SERVIS, INC.



                           Pursuant to Section 151 of the
                  General Corporation Law of the State of Delaware





         US SerVis, Inc., a Delaware corporation (the "Corporation), hereby certifies that pursuant to the authority contained in Article Fourth of the Corporation's Amended and Restated Certificate of Incorporation (the "Restated Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the following resolution was duly adopted by the Board of Directors of the Corporation, creating a series of its Preferred Stock designated as "Series B Convertible Preferred Stock":

         RESOLVED, that there is hereby created a series of the Preferred Stock of the Corporation designated Series B Convertible Preferred Stock, par value $.01 per share ("Series B Preferred Stock"), consisting of 1,000,000 shares and having the voting powers, preferences and relative, participating, optional, conversion and other special rights, and the qualifications, limitations or restrictions, hereinafter set forth:

         Section 1.  Dividends.

                  1A. General Obligation. When and as declared by the Corporation's Board of Directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation will pay preferential cumulative dividends to the holders of Series B Preferred Stock as provided in this Section
1. Except as otherwise provided herein, dividends on each share of Series B Preferred Stock will accrue on a daily basis at the rate of 8% compounded quarterly on each Dividend Reference Date (as defined herein) per annum of the Liquidation Value (as defined herein) thereof plus accumulated and unpaid dividends thereon from and including the date of issuance of such share of Series B Preferred Stock to and including the earlier of (i) the date on which the Liquidation Value of such share of Series B Preferred Stock plus any accrued and unpaid dividends thereon is paid upon any liquidation, dissolution or winding up of the Corporation, or (ii) the date on which such share of Series B Preferred Stock is converted into

Common Stock. Such dividends will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the
Corporation initially issues any share of Series B Preferred Stock will be deemed to be its "date of issuance" regardless of the number of times transfer of such share of Series B Preferred Stock is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share of Series B Preferred Stock.

                  1B. Dividend Reference Dates. To the extent not paid on March 31, June 30, September 30 and December 31 of each year (the "Dividend Reference Dates"), all dividends which have accrued on each share of Series B Preferred Stock outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) shall be accumulated and shall remain accumulated dividends with respect to each such share of Series B Preferred Stock until paid.

                  1C. Distribution of Partial Dividend Payments. If at any time the Corporation pays less than the total amount of dividends then accrued with respect to Series B Preferred Stock, such payment will be distributed ratably among the holders of Series B Preferred Stock on the basis of the amount of accrued and unpaid dividends with respect to the shares of Series B Preferred Stock owned by each such holder.

                  1D. Preference. The holders of Series B Preferred Stock shall be entitled to dividends and distributions in preference and priority to holders of Junior Securities (as defined herein). The Corporation shall not, without the prior written consent of the holders of not less than a majority of the shares of Series B Preferred Stock then outstanding pay any dividend or distribution (other than dividends payable solely in Junior Securities) on any Junior Securities at any time when accumulated dividends on Series B Preferred Stock have not been paid in full. The Series B Preferred Stock shall be pari passu to the Series A Preferred Stock (as defined herein).

         Section 2.        Liquidation.

                  Upon any liquidation, dissolution or winding up of the Corporation (a "Liquidation"), each holder of Series B Preferred Stock will be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all of such holder's shares of Series B Preferred Stock plus all accrued but unpaid dividends thereon. If upon a Liquidation, the Corporation's assets available for distribution to its stockholders after payments on Senior Securities (as defined herein) are insufficient to permit payment to the holders of Series B Preferred Stock of the aggregate Liquidation Value of Series B Preferred Stock plus all accrued but unpaid dividends thereon and to the holders of Pari Passu Securities (as defined herein) the entire preferential amount payable with respect to any Pari Passu Securities, then the entire assets available for distribution will be distributed, pro rata based upon the aggregate liquidation value of the securities held by each holder thereof, among the holders of (i) Series B Preferred Stock (pro rata based upon the aggregate Liquidation Value of Series B Preferred Stock held by each such holder plus all accrued but unpaid dividends thereon) and (ii) Pari Passu Securities. After payment in full shall have been made to the holders of Series B Preferred Stock of the aggregate Liquidation Value of Series B Preferred Stock plus all accrued but unpaid dividends thereon, the holders of the Series B Preferred Stock shall not share in any remaining assets of the Corporation available for distribution. The Corporation will mail written notice of a Liquidation to each record holder of Series B Preferred Stock not less than thirty (30) days prior to the effective date thereof. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be a Liquidation within the meaning of this Section 2.

         Section 3.        [Intentionally Blank].

         Section 4.        Voting Rights.

                  (a) Except as otherwise required by law, the Restated Certificate of Incorporation of the Corporation, as amended, or any certificate of designation, the holders of Series B Preferred Stock will be entitled to vote with the holders of Common Stock on each matter submitted to a vote of the Corporation's stockholders as a single class, with each share of Series B Preferred Stock having a number of votes equal to the number of votes possessed by the number of shares of Common Stock into which such share of Series B Preferred Stock is convertible as of the record date for the determination of stockholders entitled to vote on such matter and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series B Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

                  (b) So long as (i) at least 200,000 shares of Series B Preferred Stock are then outstanding and Frontenac VI Limited Partnership owns not less than a majority of such shares, and (ii) Frontenac VI Limited Partnership is not eligible to elect the Preferred Director pursuant to the Certificate of Designation Relating to the Series A Convertible Preferred Stock, the holders of Series B Preferred Stock, voting as a single class, shall be entitled to elect one (1) member of the Board of Directors who shall also be a member of the Executive Committee of the Board of Directors (or an equivalent committee, if any) (the "Series B Preferred Director"). Except as otherwise required by the Restated Certificate of Incorporation of the Corporation, as amended, or any certificate of designation, the holders of Common Stock and the holders of Preferred Stock, voting as a single class, shall be entitled to elect the remaining members of the Board of Directors.

                  (c) Notwithstanding any other provision in the Restated Certificate of Incorporation, as amended, any certificate of designation, or the Bylaws of the Corporation, the Board of Directors shall not at any time consist of more than twelve (12) members without the prior written approval of the Series B Preferred Director (if in existence).


         Section 5.  Conversion.

                  5A.      Conversion Procedure.

                         (i)        At any time and from time to time, any
holder of shares of Series B Preferred Stock may convert all or any portion of such shares (including any fraction of a share) into the number of shares of Common Stock computed by dividing (a) the number of shares of Series B Preferred Stock to be converted times $4.00 per share, by (b) the Conversion Price (as defined in Section 5B below).

                        (ii) Each conversion of Series B Preferred Stock will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing Series B Preferred Stock to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such Series B Preferred Stock as such holder will cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                       (iii) As soon as possible after a conversion has been effected and in no event later than ten (10) business days after
delivery  of the  certificate representing  the  shares  converted,   the
Corporation  will  deliver  to  the converting holder:

                                    (a)     a certificate or certificates
         representing the number of shares
         of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                                    (b)     the amount payable under
         Section 5A(vi) below with respect to such conversion;

                                    (c)     a certificate representing any
         shares of Series B Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted; and

                                    (d)     the amount of accrued but unpaid
         dividends payable under Section 1A(ii) above with respect to each share of Series B Preferred Stock so converted to the extent funds are legally available to pay such dividends.

                        (iv) The issuance of certificates for shares of Common Stock upon conversion of Series B Preferred Stock will be made without charge to the holders of such Series B Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of any share of Series B Preferred Stock, the Corporation will take all such actions as are necessary in order to insure that the Common Stock issued as a result of such conversion is validly issued, fully paid and nonassessable.

                         (v)        The Corporation will not close its books
against the transfer of Series B Preferred Stock or of Common Stock issued or issuable upon conversion of Series B Preferred Stock in any manner which interferes with the timely conversion of Series B Preferred Stock.

                        (vi) If any fractional interest in a share of Common Stock would, except for the provisions of this Section 5A(vi), be deliverable upon any conversion of
Series B Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the market price of such fractional interest as of the date of conversion, as determined in good faith by the Board of Directors of the Corporation.

                  5B.      Conversion Price.

                  (a) The initial "Conversion Price" will be $4.00 per share. In order to prevent dilution of the conversion rights granted under this subdivision, the Conversion Price will be subject to adjustment from time to time pursuant to this Section 5B; provided, however, that there will be no adjustment of the Conversion Price as a result of (i) issuances or deemed issuances of Common Stock for incentive or compensatory purposes to directors, officers and employees of, and consultants to, the Corporation and its Subsidiaries which are from time to time approved by the Board of Directors, including, without limitation, grants of stock options and the issuance of Common Stock upon the exercise thereof ("Compensatory Stock"), but not exceeding (unless approved by the Board of Directors of the Corporation) 3,057,000 shares of Common Stock (net of any repurchases of such shares or options), subject to adjustment for all subdivisions and combinations of Common Stock, (ii) any split, subdivision or combination of Common Stock into a different number of securities of the same class (subject to Section 11.5 hereof) ("Split Stock"),
(iii) issuances or deemed issuances of Common Stock upon exercise or conversion, as the case may be, of the Series A Warrants (as defined herein), the Series B Warrants (as defined herein), the Series A Preferred Stock or the Series B Preferred Stock ("Converted Stock"), (iv) issuances or deemed issuances of not more than 55,000 shares of Common Stock to David K. Vanco pursuant to that certain Agreement and Plan of Merger between the Corporation, Vanco Business Management, Inc. and David K. Vanco, as amended (subject to adjustment for all subdivisions and combinations) ("Vanco Stock") or (v) any distribution, granting or sale of any Purchase Rights in accordance with Section 7 hereof ("Purchase Stock", and together with Compensatory Stock, Split Stock, Converted Stock and Vanco Stock, the "Excluded Stock"). Anything herein to the contrary notwithstanding, no adjustment in the Conversion Price shall be required unless such adjustment, either by itself or with other adjustments not previously made, would require a change of at least $.10 in such price; provided, however, that any adjustment which by reason of this sentence is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                  (b) If and whenever, after the date of issuance, the Corporation issues or sells, or in accordance with Section 5C is deemed to have issued or sold, any shares of its Common Stock (other than Excluded Stock) for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issuance or sale, then forthwith upon such issuance or sale the Conversion Price will be reduced to the conversion price determined by dividing (a) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such issuance or sale times the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale, plus (2) the consideration, if any, received or deemed received by the Corporation upon such issuance or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale plus the number of shares of Common Stock issued or deemed to have been issued in such sale pursuant to this Section 5.

                  5C.      Effect on Conversion Prices of Certain Events.

                         (i)        For purposes of determining the adjusted
Conversion Price under Section 5B(ii), the following will be applicable.

                           (a) Issuance of Rights or Options. If the Corporation in any manner grants, issues or sells any right, warrant or option to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights, warrants or options being herein called "Options," and such convertible or exchangeable stock or securities being herein called "Convertible Securities") (other than Excluded Stock) and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of any such Convertible Securities is less than the Conversion Price in effect immediately prior to the time of the granting, issuance or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting of such Options for such price per share. For purposes of this Section, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such

         Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                           (b) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities (other than Excluded Stock) and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 5, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                           (c) Change in Option Price or Conversion Rate. If the purchase price provided for in any Option, the additional consideration (if any) payable upon the issue, conversion or exchange of any Convertible Security, or the rate at which any Convertible Security is convertible into or exchangeable for Common Stock change at any time, and such change is not due solely to the operation of anti-dilution provisions similar in nature to those set forth in this Section 5, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Option or Convertible Security originally provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                           (d) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder will be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                           (e) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Corporation therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation will be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities will be determined jointly by the Corporation and the holders of a majority of the outstanding Series B Preferred Stock. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined by an independent appraiser jointly selected by the Corporation and the holders of a majority of the outstanding Series B Preferred Stock; provided if such parties are unable to reach agreement upon the selection of an independent appraiser within fifteen (15) days after the Valuation Event, within twenty-five (25) days after the Valuation Event, the Corporation and the holders of a majority of Series B Preferred Stock then outstanding will each choose a qualified independent appraiser reasonably acceptable to the other party and each such appraiser will deliver in writing its determination of the fair value of such consideration. If the difference between the two appraisals is 10% or less of the lower amount, the fair value will be the average of such two appraisals. If the difference between the two appraisals is greater than 10% of the lower amount, the two appraisers will, within thirty-five (35) days after the Valuation Event, jointly choose a third qualified independent appraiser. Within forty-five (45) days after the Valuation Event, the third appraiser will deliver its determination of fair value and the final determination of the fair value of such consideration will be equal to the average of the two (2) appraisals which are nearest to each other. The expenses of the appraisers will be paid one-half by the Corporation and one-half by the holders of Series B Preferred Stock (pro rata based on the number of shares of Series B Preferred Stock held).

                           (f) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option will be deemed to have been issued for a consideration of $.01.
                           (g) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

                           (h) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  5D. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Corporation at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

                  5E. Reorganization, Reclassification, Consolidation, Merger or Sale. Any capital reorganization, reclassification, consolidation, merger, exchange of shares or sale or transfer or more than 80% of the Corporation's assets to another Person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as a "Corporate Change." Prior to the consummation of any Corporate Change, the Corporation will make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of Series B Preferred Stock then outstanding) to insure that each of the holders of Series B Preferred Stock will thereafter have the right to acquire and receive, in lieu of or (if additional consideration is received) in addition to the shares of Common Stock immediate theretofore acquirable and receivable upon the conversion of such holder's Series B Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Corporate Change if such holder had converted its Series B Preferred Stock immediately prior to such Corporate Change. In any such case, the Corporation will make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of Series B Preferred Stock then outstanding) to insure that the provisions of this Section 5 and Sections 6 and 7 will thereafter be applicable to Series B Preferred Stock (including, without limitation, in the case of any such consolidation, merger or sale in which the successor corporation or purchasing corporation is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale). The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the holders of a majority of Series B Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                  5F. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions, then the Board of Directors will make an appropriate adjustment in each Conversion Price so as to protect the rights of the holders of Series B Preferred Stock.

                  5G.      Notices.

                         (i)        Immediately upon any adjustment of the
Conversion Price of any class of Series B Preferred Stock, the Corporation will give written notice thereof to all holders of such class of Series B Preferred Stock.

                        (ii) The Corporation will give written notice to all holders of Series B Preferred Stock at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Corporate Change, dissolution or liquidation.

                       (iii) The Corporation will also give written notice to the holders of Series B Preferred Stock at least twenty (20) days prior to the date on which any Corporate Change will take place.

                  5H. Mandatory Conversion. (a) The Corporation may require the conversion of all of the outstanding Series B Preferred Stock at any time after a Triggering Event. A "Triggering Event" shall be deemed to have occurred on any date after September 30, 1998 (a "Determination Date") if, as of the Determination Date, (I) the sum of (a) the product of (x) the Market Price of a share of the Common Stock as of the Determination Date, and (y) the number of shares of Common Stock (including for purposes of this calculation fractional shares) that is then issuable upon conversion of one (1) share of Series B Preferred Stock, plus (b) the amount of all dividends (whether in the form of cash, securities or other properties) that accrued (whether paid or unpaid) on each share of Class B Preferred Stock from September 30, 1996 to and including the Determination Date divided by (II) the number of shares of Common Stock (including for purposes of this calculation fractional shares) that is then issuable upon conversion of one (1) share of Series B Preferred Stock, equals or exceeds $11.00 (the "Trigger Price");

provided, such Trigger Price shall be proportionately decreased in the event of a split or subdivision, or proportionately increased in the event of a combination, of the Common Stock into a different number of securities of the same class.

                  Any such mandatory conversion shall be effected at the time of and subject to the occurrence of such a Triggering Event and upon the giving notice of such mandatory conversion to all holders of Series B Preferred Stock without any further action by the holders of such shares or the Corporation. Upon any such conversion subsequent to a Triggering Event, shares of Common Stock issued upon such conversion shall be registered with the Securities Exchange Commission in the manner prescribed, and subject to the terms and conditions of, that certain Registration Rights Agreement dated as of October 12, 1995 among the Corporation and the investors named therein, as amended by that certain Amendment No. 1 dated September 30, 1996.

                  (b) Upon the conversion of all of the shares of Series B Preferred Stock initially issued to Frontenac VI Limited Partnership, all of the remaining shares of Series B Preferred Stock then outstanding shall be automatically converted into shares of Common Stock at the Conversion Price then in effect, without any further action by the holders of such shares or the Corporation.

                  (c) Upon any such conversion pursuant to this Section, the rights of each holder of such Series B Preferred Stock as such holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Series B Preferred Stock shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. Promptly following delivery of written notice from the Corporation to each holder of Series B Preferred Stock that such a conversion has occurred, each such holder shall deliver certificates representing the shares of Series B Preferred Stock held by such holder to the Corporation for cancellation.

         Section 6.        Liquidating Dividends.

                  If the Corporation pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock or a stock split (a "Liquidating Dividend"), then the Corporation shall pay to the holders of Series B Preferred Stock at the time of payment thereof the Liquidating Dividends which would have been paid on such Common Stock had such Series B Preferred Stock been converted into Common Stock immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

         Section 7.        Purchase Rights.

                  If at any time the Corporation distributes, grants or sells any Options, Convertible Securities or rights to stock, warrants, securities or other property to all record holders of any class of Common Stock (the "Purchase Rights"), then each holder of Series B Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon conversion of such holder's Series B Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the distribution, issue or sale of such Purchase Rights.

         Section 8.        Registration of Transfer.

                  The Corporation will keep at its principal office a register for the registration of Series B Preferred Stock. Upon the surrender of any certificate representing Series B Preferred Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series B Preferred Stock represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Series B Preferred Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate; provided, however, that any transfer shall be subject to any applicable restrictions on the transfer of such shares and the payment of any applicable transfer taxes, if any, by the holder thereof.

         Section 9.        Replacement.

                  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series B Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series B Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         Section 10.  Definitions.

                  "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus, the number of shares of Common Stock issuable upon the exercise, conversion or exchange of all Options or Convertible

Securities then outstanding, whether or not they are actually exercisable, convertible or exchangeable at such time (including, without limitation, the Series B Preferred Stock, the Series A Preferred Stock, the Series A Warrants and the Series B Warrants).

                  "Junior Securities" means the Corporation's equity securities other than Series B Preferred Stock, Senior Securities or Pari Passu Securities.

                  "Liquidation Value" means $4.00 per share.

                  "Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of ten (10) days consisting of the day as of which "Market Price" is being determined and the nine (9) consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" will be the fair value thereof determined jointly by the Corporation and the holders of a majority of Series B Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, such fair value will be determined by an independent appraiser jointly selected by the Corporation and the holders of a majority of Series B Preferred Stock. The expenses of the appraisers will be paid one-half by the Corporation and one-half by the holders of the Series B Preferred Stock (pro rata based on the number of shares of Common Stock which would be issuable upon conversion by the holders of the Series B Preferred Stock).

                  "Pari Passu Securities" means the shares of Series A Preferred Stock and any other securities of the Corporation that rank on a parity with the Series B Preferred Stock with respect to dividends or upon a Liquidation.

                  "Person" means an individual, a partnership, a Corporation, an association, a joint stock company, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

                  "Senior Securities" means any securities of the Corporation that rank senior to the Series B Preferred Stock with respect to dividends or upon a Liquidation.

                  "Series A Preferred Stock" means the Series A Convertible Preferred Stock, par value $.01 per share, of the Corporation.

                  "Series A Warrants" means the Series A Warrants to purchase 390,000 shares of Common Stock of the Corporation.

                  "Series B Warrants" means the Series B Warrants to purchase 198,000 shares of Common Stock of the Corporation.

                  "Stock  Purchase   Agreement"  means  that  certain  Series  B
Convertible Preferred Stock Purchase Agreement, dated as of September 30, 1996, by and among the Corporation and the purchasers named on Schedule 1 thereto.

                  "Subsidiary" means any Corporation of which the shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

         Section 11.       Amendment and Waiver.

                  No amendment, modification or waiver will be binding or effective with respect to any provision of this Part 2 without the prior written consent of the holders of not less than a majority of the shares of Series B Preferred Stock outstanding at the time such action is taken. No change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another Corporation unless the Corporation has obtained the prior affirmative vote or written consent of the holders of not less than a majority of the shares of Series B Preferred Stock then outstanding.

         Section 12.       Notices.

                  Except as otherwise expressly provided, all notices referred to herein shall be in writing and shall be delivered by via overnight courier, return receipt requested, postage prepaid and shall be deemed to have been delivered when so mailed (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by any such holder).

                  IN WITNESS WHEREOS, US SerVis, Inc. has caused this Certificate of Designation to be duly executed this 27th day of September, 1996.



                                                     US SerVis, Inc.


                                                       /s/ James Pesce
                                       By:
                                                   James Pesce, President

                                                                   EXHIBIT 4









                                                 FIRST AMENDMENT

                                                        to

                                           REGISTRATION RIGHTS AGREEMENT

                                                       AMONG

                                                  US SERVIS, INC.

                                                        and

                                          THE PURCHASERS SIGNATORY HERETO



                                          Dated as of September 30, 1996

                                                FIRST AMENDMENT TO
                                           REGISTRATION RIGHTS AGREEMENT


         THIS FIRST AMENDMENT, dated as of September 30, 1996 (the "First Amendment"), is entered into among US SERVIS, INC., a Delaware corporation (the "Company"), and the Purchasers (the "Purchasers") listed on the signature page hereto.

                                                     RECITALS:

         A. The Company and certain of the Purchasers have entered into that certain Series A Convertible Preferred Stock and Warrant Purchase Agreement dated as of July 18, 1995, as amended (the "Series A Purchase Agreement").

         B. In connection with the execution and delivery of the Series A Purchase Agreement, the Company and the Purchasers signatory thereto entered into that certain Registration Rights Agreement dated as of October 12, 1995, providing for the granting of certain registration rights to the Purchasers signatory thereto (as amended, the "Registration Agreement").

         C. Concurrently herewith, the Company and certain of the Purchasers have entered into and delivered that certain Series B Convertible Preferred Stock Purchase Agreement dated September 30, 1996 (the "Series B Purchase Agreement") providing for the purchase by such Purchasers of 1,000,000 shares of Series B Convertible Preferred Stock, par value $.01, of the Company (the "Series B Preferred Stock").

         D. The Company and the Purchasers wish to amend the Registration Agreement to (i) provide for the granting of certain registration rights to the purchasers of the Series B Preferred Stock and (ii) include the purchasers of the Series B Preferred Stock as parties to the Registration Agreement.

                  Therefore, the parties hereto agree as follows:

         SECTION 1.        AMENDMENT TO THE REGISTRATION AGREEMENT.

                  1.1. Recitals. The Registration Agreement is hereby amended by deleting the second full paragraph thereof and inserting the following in lieu thereof:

                           "WHEREAS,  the Company and certain of the  Purchasers
                  have entered into (i) that certain Series A Convertible Preferred Stock and Warrant Purchase Agreement (as amended the "Series A Purchase Agreement") dated as of July 18, 1995, providing for the sale and purchase of the Series A Convertible Preferred Stock of the Company and the Series A Warrants and the Series B Warrants (as hereinafter defined) and (ii) that certain Series B Convertible Preferred Stock Purchase Agreement (the "Series B Purchase Agreement", and together with the Series A Purchase Agreement, the "Purchase Agreements"), providing for the sale and purchase of the Series B Convertible Preferred Stock of the Company."

                  1.2.  Section 1.

                  1.2.1. Certificate of Designation. The definition of "Certificate of Designation" is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

                           "Certificate of Designation" means, collectively, (i)
                  the Certificate of Designation Relating to the Series A Convertible Preferred Stock of the Company, as amended and
                  (ii) the Certificate of Designation Relating to the Series B Convertible Preferred Stock of the Company.

                  1.2.2. Preferred Stock. The definition of "Preferred Stock" is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

                           "Preferred Stock" means, collectively, (i) the Series
                  A Convertible Preferred Stock of the Company and (ii) the Series B Convertible Preferred Stock of the Company, issued and sold pursuant to the respective Purchase Agreements.

                  1.2.3. Series A Warrants. The definition of "Series A Warrants" is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

                           "Series A  Warrants"  means  those  certain  Series A
                  Warrants of the Company issued and sold pursuant to the Stock and Warrant Purchase Agreement, as such warrants have been amended.

                  1.3. Section 2.1(g). Section 2.1(g) of the Registration Agreement is hereby amended by (a) deleting the reference to "two (2)" in the fourth line thereof and inserting a reference to "three (3)" in lieu thereof and
(b) deleting the language set forth in subclause (ii) of the proviso thereof in its entirety and inserting the following in lieu thereof:

                           "the registration occurs in connection with a
Triggering Event (as defined in either Certificate of Designation) or"

                  1.4. Section 2.1(h). Section 2.1(h) is hereby amended by deleting the reference to "one (1) (but not more than one)" and inserting a reference to "two (2) (but not more than two)" in lieu thereof.

                  1.5. Section 9. Section 9 of the Registration Agreement is hereby amended by deleting the references to "Stock and Warrant Purchase Agreement" therein and inserting "Purchase Agreements" in lieu thereof.

                  1.6. Schedule 1. Schedule 1 of the Registration Agreement is hereby amended by incorporating therein the names and addresses set forth on Annex I hereto.

         SECTION 2. WARRANTIES. To induce the Purchasers to enter into this First Amendment, the Company warrants that:

                  2.1. Authorization. The Company is duly authorized to execute and deliver this First Amendment and is duly authorized to perform its obligations under the Registration Agreement, as amended hereby.

                  2.2. Validity and Binding Effect. The Registration Agreement, as amended hereby, is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

         SECTION 3.        GENERAL.

                  3.1 Expenses. The Company agrees to pay upon demand all reasonable fees, costs and expenses of Frontenac VI Limited Partnership ("Frontenac"), including reasonable fees, costs and expenses of attorneys, incurred by Frontenac in connection with the preparation, negotiation and execution of this First Amendment, and any document required to be furnished herewith.

                  3.2. Law. This First Amendment shall be governed by and construed and enforced under the internal laws of the State of Illinois without further reference to the principals of the conflicts of laws thereof.

                  3.3. Successors. This First Amendment shall be binding upon the Company and the Purchasers and their respective successors and assigns, and shall inure to the benefit of the successors and assigns of the Company and the Purchasers.

                  3.4. Confirmation of the Registration Agreement. Except as amended hereby, the Registration Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

                  3.5. References to the Registration Agreement. Each reference in the Registration Agreement to "this Agreement," "hereunder," or words of like import, and each reference to the Registration Agreement in any and all instruments or documents provided for in the Registration Agreement or delivered or to be delivered thereunder or in connection therewith, shall, except where the context otherwise requires, be deemed a reference to the Registration Agreement, as amended hereby.

                  3.6 Effectiveness. This First Amendment shall be effective upon (ii) execution by the Company and Frontenac and (ii) consummation of the transactions contemplated under the Series B Purchase Agreement.

                  3.7 Incorporation. Upon effectiveness of this First Amendment, each of the Purchasers signatory hereto shall have all rights, privileges and preferences and be bound by all obligations under the Registration Agreement as if it were an original signatory thereto.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed at Chicago, Illinois as of the date first written above.

                                             US SERVIS, INC.


                                              By:
                                              Name:
                                              Title:


                                              FRONTENAC VI LIMITED PARTNERSHIP


                                              By:    Frontenac Company
                                              Its:    General Partner

                                              By:     /s/ James E. Cowie
                                              Name:   James E. Cowie
                                              Its:      General Partner


                                              ROBERT E. KING INCOME TRUST


                                              By:    /s/ David A. Hutchison
                                          David A. Hutchison, as Trustee of the
                                                   Robert E. King Income Trust,
                                                   dated December 18, 1986


                                              MORGAN HOLLAND FUND II, L.P.


                                              By:     /s/ James F. Morgan
                                              Name:    James F. Morgan,
                                                       a General Partner

                                              AMERICAN HEALTHCARE FUND II
                                                  LIMITED PARTNERSHIP

                                            By: Capital Health Venture Partners
                                                  Its:  General Partner

                                            By:
                                                     Name:
                                                     Title:






Document Number:  0127137.03
9-27-96/:19PM

                                                                    EXHIBIT 5

                            CERTIFICATE OF AMENDMENT
                                       TO
                     CERTIFICATE OF DESIGNATION RELATING TO
               THE SERIES A CONVERTIBLE  PREFERRED  STOCK WITH A PAR
                     VALUE OF $.01 PER SHARE OF US SERVIS, INC.


                  (Certificate of Designation filed October 11, 1995)

         US Servis, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), does hereby certify:

         I. The Board of Directors of the Corporation, acting at a meeting of the Board of Directors pursuant to the General Corporation Law of the State of Delaware (the "Law"), adopted resolutions setting forth the amendments to the Certificate of Designation set forth below, declaring them advisable and submitting them to the stockholders of the Corporation entitled to vote on such amendments for their consideration.

         II. That by written consent executed in accordance with Section 2.28 of the Law, the stockholders of the Corporation entitled to vote on such amendments voted in favor of the adoption of such amendments to the Certificate of Designation set forth below.

         RESOLVED:         That proviso (iii) of Section 1A of the Certificate
         of Designation is  hereby deleted.

         FURTHER RESOLVED:          That Section 3 of the Certificate of
         Designation is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

                  Section 3.  [intentionally blank]

         FURTHER RESOLVED:          That Schedule 3A of the Certificate of
         Designation is  hereby deleted.

         FURTHER RESOLVED:          That Section 5B(a)(iii) is hereby amended
         by deleting it in its entirety and inserting the following in lieu thereof:

                  (iii) issuances or deemed issuances of Common Stock upon exercise or conversion, as the case may be, of the Series A Warrants or the Series B Warrants (each as defined in the Stock and Warrant Purchase Agreement) or the Series A Preferred Stock or the Series B Preferred Stock ("Converted Stock"),

         FURTHER RESOLVED:          That Section 5H(c) of the Certificate of
         Designation is hereby amended by deleting the reference to "or
         Section 3C" in the first sentence thereof.

         FURTHER RESOLVED:          The definition of "Pari Passu Securities" in
         Section 10 of the Certificate of Designation is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

                  "Pari Passu Securities" means any securities of the Corporation that rank on a parity with the Series A Preferred Stock with respect to dividends or upon a Liquidation. The Corporation's Series B Convertible Preferred Stock, par value $.01 per share, shall be deemed Pari Passu Securities.

         III. That the foregoing amendments to the Certificate of Designation were duly adopted in accordance with the provisions of Section 242 of the Law.

         WITNESS WHEREOF, the Corporation has caused its President to execute this Certificate of Amendment to the Certificate of Designation on its behalf this 27th day of September, 1996.

US SERVIS, INC.


          /s/ James Pesce
By:
         James Pesce,
         President




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